EXHIBIT 10(e)




                   UNSECURED COMMITTED REVOLVER LOAN AGREEMENT

         This Unsecured Committed Revolver Loan Agreement (this "AGREEMENT") is entered into this 1st day of May, 1997, by and between APPLIED SCIENCE AND TECHNOLOGY, INC. ("BORROWER") a Delaware corporation with its principal place of business at 35 Cabot Road, Woburn, Massachusetts 01801, and STATE STREET BANK AND TRUST COMPANY ("Bank"), a Massachusetts trust company organized and existing under the laws of the Commonwealth of Massachusetts.

                                   BACKGROUND

         WHEREAS, the Borrower has requested that the Bank establish an Unsecured Committed Revolver Loan (the "REVOLVER") in favor of the Borrower payable in the principal amount of $8,000,000.00; and

         WHEREAS, the Borrower has requested that, while the Revolver is outstanding, the Bank issue from time to time, Standby Letters of Credit and direct advances against such line of credit for the account of the Borrower; and

         WHEREAS, the Bank has agreed to establish such a Line of Credit subject to the terms and conditions hereof;

         IN CONSIDERATION THEREOF, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.0 When used herein, the terms set forth below shall be defined as follows:

         "BORROWING BASE" shall mean as of any time, a sum equal to the total of the percentages set forth below:

         (a)      100% Borrower's cash on hand; plus

         (b)      80% of all Eligible Accounts Receivable.

Notwithstanding the amount of the Borrowing Base, no Loans hereunder shall exceed the sum of Eight Million ($8,000,000.00) Dollars.

         "ELIGIBLE ACCOUNTS RECEIVABLE" shall have the meaning set forth in Paragraph 2.7 herein.

         "EVENT OF DEFAULT" shall mean each and every event specified in Article IX of this Agreement or set forth under the Note, as an event of default.







         "LIEN" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, depositor arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential agreement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "LOAN DOCUMENTS" shall mean this Agreement, the Note, and any other instrument or instruments entered into pursuant to or in connection with this Agreement, as such instruments may be amended, supplemented or modified from time to time.

         "LOANS" shall mean Market Rate Loans, Prime Rate Loans and Standby Letters of Credit issued by the Bank from time to time hereunder.

         "MARKET RATE" shall mean an amount equal to the Base Market Rate (as hereinafter defined) plus 150 basis points. For purposes of this definition, the term "Base Market Rate" shall mean the fixed rate of interest quoted by the Bank on the date the Loan funds under the Market Rate Note are advanced, in its sole discretion, which rate shall be determined solely by the Bank based upon the Bank's cost of funds.

         "MARKET RATE LOAN" means that portion of the Loan for which interest is based on the Market Rate as set forth in Article II hereof.

         "NOTE" shall mean the Promissory Note of Borrower, executed as of the date hereof and delivered simultaneously herewith.

         "MAXIMUM  ADVANCE  LEVEL" shall have the meaning set forth in Paragraph
2.7 herein.

         "OBLIGATIONS" shall mean any and all indebtedness, obligations and liabilities of Borrower to Bank arising under any agreements with the Bank, of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising; including, without limitation, all indebtedness under the Loan (including by renewal or extension of the Loan) any and all sums which may be advanced by Bank pursuant to this Agreement or any other agreement between the Bank and the Borrower, and all interest, taxes, fees, charges, expenses and reasonable attorney's fees chargeable to Borrower under this Agreement.

         "PRIME RATE" shall mean the rate of interest announced from time to time by Bank at its head office in Boston, Massachusetts as its "Prime Rate".






         "PRIME RATE LOAN" means that portion of the Loan for which interest is based on the Prime Rate as set forth in Article II hereof.

         "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles ("GAAP") consistent with those applied in the preparation of the financial statements referred to in
Section 6.7 excluding, however, from the determination of total assets all assets which would be classified as intangible, without limitation, goodwill, patents, trademarks, tradenames, copyrights, franchises, and intangibles.

         1.1 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the Borrower's financial statements and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles, except interim financial data may be subject to year-end adjustments.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         2.1. Revolver; Expiration. The Bank shall from time to time make Loans to the Borrower under and pursuant to the terms of this Agreement and the obligations to repay as evidenced under the Note of even date, in the form annexed hereto as Exhibit 2.04, in an aggregate amount not to exceed Eight Million ($8,000,000.00) Dollars and as further limited as provided in Sections
2.7 and 2.8 below. The Revolver specifically includes a maximum amount of $8,000,000.00 under this section. The principal amount of the Revolver shall be payable on expiration of this Agreement on May 31, 2000 (the "Expiration") or on Event of Default (subject to and as provided herein).

         2.2  Borrowing.

         (1) Prime Rate Borrowing. The Borrower shall give the Bank a request for Prime Rate Borrowing (effective upon receipt) of any Prime Rate Loans under the Line of Credit, specifying the date and amount thereof, not later than 2:00 P.M. on the date of such request and upon fulfillment of the applicable conditions set forth in Article III and assuming no Event of Default has occurred or is occurring hereunder, the Bank shall make such Prime Rate Loan available to the Borrower in immediately available funds by crediting the amount thereof to Borrower's primary operating account with the Bank. Notwithstanding the foregoing, the provisions of this Section 2.2 shall not apply in the event the Borrower enters into a LMCS Agreement with Bank, a current form of which is attached as Exhibit 2.2(1).






         (2) Notice and Manner of Market Rate Loan Borrowing. The Borrower shall give the Bank at least one (1) business day notice (effective upon receipt) of a request for a loan based upon the Market Rate under the Line (a "Market Rate Loan"), specifying the date and a maturity of either 30, 60, 90 or 180 days from the date of the Bank's funding (if any) of such Market Rate Loan (the "Maturity"). Not later than 2:00 p.m. on the date of such Market Rate Loan and upon fulfillment of any applicable conditions set forth herein, the Bank shall make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's primary operating account with the Bank. In the event the Borrower and Bank enter into the Bank's LMCS
Agreement, the provisions above (except for any capitalized definitions and limits on length of Maturity) shall not apply, and the manner and method of borrowing requests by Borrower shall be governed by such LMCS Agreement. Notwithstanding the foregoing, in no event shall the Maturity of any Market Rate Loan be later in time than the Expiration. If the Borrower requests such Market Loan with a Maturity after the Expiration, the Date of such Maturity of such Loan shall be deemed to be the Expiration.

         2.3. Interest.

         (1) Prime Rate Loans. The Borrower shall pay interest monthly in arrears to the Bank on the outstanding and unpaid principal amount of the Prime Rate Loans, at a fluctuating interest rate per annum equal to the Bank's Prime Rate in effect from time to time. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Prime Rate. Interest on Prime Rate Loans shall be calculated on the basis of actual days elapsed and a 360-day year.

         (2) Market Rate Loans. The Borrower shall pay interest monthly in arrears to the Bank on the outstanding and unpaid principal amount of the Market Rate Loans at the Market Rate.

         (3) Payment. Interest on the Loans shall be paid by debiting the Borrower's primary operating account with the Bank on the first business day of each month.

         (4) Default Rate. Any principal amount not paid immediately upon acceleration by reason of an Event of Default shall bear interest thereafter, until paid, at a rate equal to the aggregate of the Prime Rate plus four (4%) percent per annum (the "DEFAULT RATE").

         (5) Additional Charges. In addition to all other amounts payable by the Borrower hereunder and under the Note, the Borrower shall pay to the Bank a fee of One-Fourth of One (1/4%) percent per annum on the unused portion of the Line of Credit.






         2.4. Note. All Loans relative to the Revolver made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with a promissory note of the Borrower in the form of Exhibit 2.4 duly completed and fully executed in the principal amount of Eight Million ($8,000,000.00) Dollars, dated the date of this Agreement and payable to the Bank. The Bank is hereby authorized by the Borrower to endorse on any schedule attached to the Note the amount of each Loan and of each payment of principal received by the Bank on account of the Revolver or on any other schedule or record of the Bank, which endorsement shall be prima facie as to the outstanding balance of the Loans under the Line of Credit made by the Bank; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note.

         2.5.  Other Payments.

         (1) Prime Rate Loans. Any Prime Rate Loan may be repaid in whole or part without penalty. The Borrower shall pay all principal, interest, fees, commissions and other charges due from it to Bank hereunder to Bank at its offices at 225 Franklin Street, Boston, Massachusetts 02110, U.S.A., or at such other address of which Bank may, from time to time give written notice to the Borrower.

         (2) Each Market Rate Loan shall be repaid in full on its Maturity. In the event of prepayment of the Market Rate Loan, in whole or in part, either at the Borrower's initiative or upon the exercise by the Bank of its rights in the event of an Event of Default, the Borrower agrees to pay to the Bank its lost net interest income resulting from the prepayment. Therefore, the Borrower's payment to the Bank in respect of such prepayment shall consist of the principal amount being prepaid, all interest owing up to the date of such prepayment, together with the Bank's lost net interest income, if any, computed as described below. As of the date of prepayment of any Market Rate Loan, the Bank will determine the interest rate differential between the rate stated herein for such Market Rate Loan and the yield on a United States Government Treasury Note with the maturity closest to such Market Rate Loan as the same is reported in The Wall Street Journal of that day (reporting the previous day's activity). In the event that the rate differential so determined is such that the Treasury Note yield is greater than the Market Rate Loan yield, no lost net interest income shall be paid to the Bank, nor, in any event, shall any such sum be owed by the Bank to the Borrower. In the event that the rate differential so determined is such that the Market Rate Loan yield is greater than the Treasury Note yield, the difference shall be multiplied by the principal amount of the Market Rate Loan which is being prepaid, computed monthly for the remaining term of such Market Rate Loan; the present value of such monthly compensation shall be calculated and paid to the Bank as its lost net interest income. For the purpose of computing present value, the interest rate used for discounting shall be the bond equivalent yield of the United States Treasury Bill rate as reported in The Wall Street Journal of that day (reporting the previous day's activity) reflecting a term closest to the remaining term of the Loan. Any lost net interest income paid or payable to the Bank hereunder as a result of any prepayment of a Market Rate Loan is sometimes referred to as a "Market Rate Premium". To the extent there is due from Borrower to the Bank any Market Rate Premium, the amount of such Market Rate Premium shall be reduced dollar for dollar by the amount the Borrower pays to the Bank in default rate interest pursuant to the second paragraph of the Market Rate Note.

         2.6. Standby Letters of Credit.

         The Bank may issue standby letters of credit for the account of the Borrower for beneficiaries to be identified by the Borrower (the "STANDBY LETTERS OF CREDIT") in an amount not to exceed $3,200,000.00 upon written request of Borrower. Any Standby Letters of Credit issued hereunder shall be evidenced by and subject to the Bank's Standby Letter of Credit Agreement substantially in the form of Schedule 2.6 attached hereto (the "SLC Agreement"). The aggregate amount of Standby Letters of Credit issued by the Bank for the accounts of the Borrower and outstanding, shall reduce dollar for dollar the amounts available under the Revolver. Amounts drawn under Standby Letters of Credit shall be deemed additional Loans under this Agreement and the Borrower shall pay Bank such costs, interest and charges as set forth in the SLC Agreement.

         In the event an Event of Default occurs under this Agreement, the Borrower shall deliver forthwith to the Bank, to be held by the Bank and treated as collateral for the outstanding Standby Letters of Credit, cash of the Borrower equal to One Hundred (100%) percent of the aggregate amount of outstanding Standby Letters of Credit.

         2.7. Limitations on Loans. The aggregate of the Loans outstanding to the Borrower under the Note shall at no time exceed: the lesser of (a) $8,000,000.00; and (b)(i) Eighty (80%) percent of the Borrower's Eligible Accounts Receivable, plus (ii) One Hundred (100%) percent of the Borrower's cash on hand ((i)-(ii), (the lesser of (a) and (b) the "MAXIMUM ADVANCE LEVEL"). If, at any time, the aggregate Loans outstanding exceed the Maximum Advance Level, the Borrower shall immediately pay to the Bank such sums as to bring the balance down to the Maximum Advance Level.

         For purposes of this Agreement, the term "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean Accounts (as defined in the Massachusetts Uniform Commercial Code) owing to the Borrower which meet the following specifications:

         (i) The Account is less than ninety (90) days past the invoice date from a customer from whom there are no receivables in excess of one hundred twenty (120) days past the invoice date except for insignificant amounts; Notwithstanding the foregoing, with regard to Accounts of customers who are reporting companies under the Securities Exchange Act of 1934, as amended and are current in their reporting under such Act, (the "Public Accounts") all Public







         Accounts less than ninety (90) days past the invoice date shall be Eligible Accounts Receivable, provided that not more than ten (10%) percent of the Public Accounts are in excess of one hundred twenty
         (120) days past due;

         (ii) The Account arises from the performance of services or a bona fide sale or lease of goods;

         (iii) The Account is not subject to a prior assignment, claim, lien or security interest;

         (iv) The Account is not subject to set-off, credit, allowances or adjustments, except discounts for prompt payment and allowances or adjustments set forth on the original invoice;

         (v) The Account is owed by an account debtor whose place of business is not outside of the United States; and

         (vi) The Account is not owed by subsidiary or affiliate of the Borrower.

         2.8. Exclusion of Certain Eligible Accounts Receivable From the Borrowing Base. The Bank shall have the right in its sole discretion, at any time and for any reason, to exclude any Eligible Accounts Receivable from the Borrowing Base, except that the Bank shall be obligated to act in a reasonable manner in making any such exclusion.

         2.9. Certification of Borrowing Base. Prior to the making of the first Loan relative to the Line of Credit hereunder and monthly thereafter the Borrower will deliver to the Bank a Certificate, in substantially the form attached as Exhibit 2.9 and approved by the Bank: (a) listing the Borrower's then existing Accounts Receivable having been earned by performance; (b) containing such information in respect to such Accounts Receivable and cash on hand as the Bank may request; and (c) containing a calculation of the Borrowing Base as of the date of the Certificate. Thereafter, at predetermined times agreed to by the Bank and the Borrower, the Borrower will deliver to the Bank similar Certificates in respect to all Accounts Receivable of the Borrower as to which rights have been earned by performance not previously certified to the Bank, and other information requested by the Bank. With each such Certificate, the Borrower will upon request by the Bank, furnish to the Bank such information as to each Account Receivable identified on the Certificate as the Bank may request, together with a duplicate of the invoice copies of the shipping documents or other evidence of delivery, if any, and all contracts, guaranties, orders and other documents requested by the Bank, or, if the Bank at any time shall relieve the Borrower of the obligation to furnish such documents with such Certificates, the Borrower will keep all such documents segregated and available for inspection by the Bank and will furnish same to the Bank upon request.







                                   ARTICLE III

                              USE OF LOAN PROCEEDS

         3.0 The proceeds of the Loans hereunder shall be used only for the purpose of Standby Letters of Credit working capital needs as well as for the acquisition of Sorbios GmbH and Converter Power, Inc. for no other purpose (the "ACQUISITION").

                                   ARTICLE IV

                        CONDITIONS PRECEDENT TO THE LOAN

         4.0 The undertaking of the Bank to make Loans is subject to the condition precedent that the Bank shall have received on or before the day of such Loan each of the following in form and substance satisfactory to the Bank and its counsel:

         4.1 A certificate of even date herewith of an officer of Borrower, identifying the officer or officers of Borrower, authorized to execute this Agreement, the Note, and such other documents to be delivered pursuant to this Agreement, and affixed thereto shall be true copies of resolutions of Borrower, authorizing the transactions contemplated herein, the execution, delivery and performance of this Agreement, the Note, and any other document or instrument to be delivered pursuant hereto;

         4.2  The Note, duly executed by Borrower and delivered to Bank;

         4.3 An opinion of Borrower's counsel in form and substance satisfactory to the Bank and its counsel.

         4.4  Certificate of legal existence and tax good standing for Borrower;

         4.5  A certified copy of the corporate charter documents of Borrower;

         4.6  A certified copy of the By-Laws of Borrower;

         4.7 Such other documents or certificates as may be reasonably requested by Bank and/or as are required under the terms of this Agreement, and any other documents or agreements to which Bank, and the Borrower are parties;

         4.8 UCC-3 negative pledge statements duly executed by Borrower such form and substance as the Bank or its counsel shall require.






                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.0 As a material inducement to Bank to make Loans to Borrower hereunder, Borrower represents and warrants to Bank and such representations and warranties shall be continuing representations and warranties during the term of this Agreement and so long thereafter as any Obligations shall remain outstanding, as follows:

         5.1 The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

         5.2 The execution, delivery and performance by the Borrower of this Agreement, the Note and other Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of the Borrower; (2) contravene the Borrower's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), the violation of which would have a material adverse effect on the business or operations of the Borrower or any order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and (6) cause the Borrower to be in violation of or default under any such law, rule, regulation, or any such indenture, agreement, lease, or instrument which default would have a material and adverse effect on the business or operation of the Borrower or under any order, writ, judgment, injunction, decree, determination or award.

         5.3 This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower enforceable against the Borrower, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally and general equity principles.

         5.4 The consolidated balance sheet of the Borrower and its consolidated subsidiaries as of June 29, 1996 and the related consolidated statements of income, cash flows and stockholders' equity for the fiscal year then ended, reported on by KPMG Peat Marwick LLP and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year, and since the date through which the financial statements cover, there has been (a) no material adverse change in the condition (financial or otherwise), business, or operations of Borrower; (b) no damage, destruction or loss materially adversely affecting Borrower's business; (c) no declaration of making of any dividend or other distribution to stockholders of the Borrower with respect to Borrower's capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock; (d) no increase in compensation payable or to become payable by Borrower to any of its executive officers or any general wage increase except in the ordinary course of the Borrower's business; or (e) no materially adverse controversy with employees, labor unions or governmental agencies. There are no liabilities of Borrower, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business.

         5.5 Neither the business nor the properties of the Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower.

         5.6 The Borrower has not materially violated, nor is the Borrower in material violation of, any applicable law, regulation, or any order, judgment, or decree which violation would have a material and adverse effect on the business or operations of the Borrower. The Borrower is not a party to any contract or other agreement, or subject to any restrictions under its charter documents, bylaws or other corporate instrument, or subject to any order, judgment, rule, regulation, or decree of any court or governmental authority, which materially and adversely affects its business, properties, assets or financial condition or which restricts or otherwise limits its incurring of the Loan or its performance and observance of its Obligations. Neither the execution and delivery by Borrower, nor the compliance by Borrower with the terms and conditions, of this Agreement, or any Loan Document to which Borrower is a party, conflicts or will conflict with, constitutes or will constitute a default under, or results or will result in any violation of, the charter documents or By-laws of Borrower, any award of any arbitrator, and any law, any order, judgment, rule, regulation or decree of any court or governmental authority, or any agreement or instrument to which Borrower is a party or any of its property is subject; nor does the same result nor will it result in the creation or imposition of any Lien upon any of its property except the Liens created by this Agreement or any other Loan Document.






         5.7 Except as set forth in Borrower's 1996 Form 10-K, there is no pending or, to the Borrower's knowledge, threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its Obligations under the Loan Documents to which it is a party.

         5.8 The Borrower has satisfied all judgments and the Borrower is not in default with respect to any judgment, writ, injunction, or decree of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

         5.9 The Borrower has good and clear record and marketable title to all properties and assets which it purports to own, free and clear of all mortgages, liens, pledges, charges, security interests and encumbrances, other than those being granted to the Bank, pursuant hereto, if any, and those reflected on
Schedule 5.9.

         5.10 There are currently five subsidiaries of Borrower and except as set forth on Schedule 5.10, Borrower has no investments in the stock or securities of any other corporation, firm, trust or other entity.

         5.11 To the best knowledge of the Borrower, the Borrower possesses, all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially now as conducted and as presently proposed to be conducted, and the Borrower is not in any material violation of any rights of others with respect to any of the foregoing.

         5.12 The Borrower has filed all income tax returns, excise tax returns and other tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties. To the best of the Borrower's knowledge, no audit or investigation is presently being conducted with regard to any tax return or tax obligation of Borrower.

         5.13 No employee pension benefit plan or other plan (within the meaning of Section 3(2) of the Employees Retirement Income Security Act of 1974, as amended ("ERISA")) which is or was sponsored at any time, by Borrower or any member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1954, as amended (the "Code"), or any member of a group of commonly controlled trades or businesses (whether or not incorporated) within the meaning of Section 414(c) of the Code of which Borrower is a member ("Plan"): (i) has incurred an "accumulated funding deficiency" (within the meaning of Section 302(a)(2) of ERISA), or which could result in a liability of Borrower (which liability could materially adversely affect the financial conditions of Borrower) under Section 409 of ERISA or Section 4975 of the Code or pursuant to any agreement or statute with respect to liabilities incurred by an person under such sections. No material liability to the Pension Benefit Guaranty Corporation ("PBGC"), to a Plan, or to any participant in or beneficiary of a Plan has been or, to the present knowledge of Borrower, is expected to be incurred with respect to any Plan by Borrower, and there has been no event or condition which presents a risk of termination of any Plan by PBGC. None of the following events has occurred or, to the knowledge of Borrower, is expected to occur, with respect to any multi-employer plan (as that term is defined in Section 3(37) of ERISA) to which any Borrower or any member of a controlled group of corporations or any member of a group of commonly controlled trades or businesses of which Borrower is a member, contributes on behalf of its employees (the "Contributing Employers") which has resulted or could result in any material liability of the Borrower to PBGC, to such multi-employer plan, or to any participant in or beneficiary of such multi-employer plan: (i) a withdrawal, either complete or partial, from any such plan (within the meaning of Section 4203 or Section 4205, respectively, of ERISA) by a Contributing Employer; (ii) the termination of any such plan; or
(iii) the recording of a reorganization index (as defined by Section 4241 of ERISA) in excess of zero by any such plan.

         5.14  Except as set forth in Schedule 5.14, the Borrower has never:

         (a) owned, occupied, or operated a site or vessel on which any hazardous material or oil was or is stored, transported, or disposed of (the terms site, vessel, and hazardous material respectively being used in this Agreement with the meaning given those terms in M.G.L. c. 21E); or

         (b)    directly  or  indirectly   transported,   or  arranged  for  the
                transport of any hazardous material or oil; or

         (c) caused or been legally responsible for any release or threat of release of any hazardous material or oil; or

         (d) received notification from any federal, state, or other governmental authority of any potential or known release or threat of release of any hazardous material or oil from any site or vessel owned, occupied, or operated by the Borrower or any person for whose conduct the Borrower is responsible, and/or of the incurrence of any expense or loss by such governmental entity.

         5.15 Schedule 5.15 annexed hereto is a listing of all patents and/or patents pending, trademarks, copyrights, licenses and similar agreements in which the Borrower has an interest.









         5.16 Schedule 5.16 is a complete and correct list of all credit agreements, indentures, purchase agreements (other than for materials, supplies and services entered into in the ordinary course of business), guaranties, leases (requiring lease payments in the aggregate of $600,000.00 annually), and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of Standby Letters of Credit or for acceptance financing) in respect of which the Borrower or any subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         5.17 Borrower is not in default with respect to any agreement to which it is a party or by which it is bound, which default would have a material adverse effect on the Borrower's business, operations and financial statement.

         5.18 No consent or approval of any person, no waiver of any lien or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is or will be required in connection with the execution, delivery, performance, validity, enforcement, or priority of this Agreement, the Note, or any other agreement, instrument, or document to be executed or delivered in connection herewith.

         5.19 No representation, warranty, or statement by Borrower contained herein or in any certificate or other document furnished or to be furnished by Borrower pursuant hereto contains or at the time of delivery shall contain any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact necessary to make it not misleading.

         5.20 The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         6.0 Borrower covenants and agrees that during the term of this Agreement and so long thereafter as any Obligations remain outstanding the Borrower will:

         6.1 Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, subject to year end adjustments, reflecting all financial transactions of the Borrower, including complete records of all accounts of Borrower, as defined in the Massachusetts Uniform Commercial Code.






         6.2 Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted. Borrower shall use its best efforts to maintain in full force and effect all rights, patents, licenses, permits and privileges necessary for the proper conduct of its business.

         6.3 Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         6.4 Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as the Bank shall reasonably require and as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         6.5 Comply in all material respects with applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, noncompliance with which would have a material and adverse effect on the business and operations of the Borrower.

         6.6 At any reasonable time during business hours and from time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and to discuss the affairs, finances, and accounts of the Borrower with any of their respective officers and directors and the Borrower's independent accountants. Such visits will be conducted in a manner which does not interfere with the normal operations of the Borrower.

         6.7  Furnish to the Bank:

         (1) Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, which, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties, or operations of the Borrower;

         (2) Such other information respecting the condition or operations, financial or otherwise, receivables, inventory, machinery or equipment of the Borrower as the Bank may from time to time reasonably request.

         (3) Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.









         (4) Within five business days of the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission.

         (5) The Borrower will, at the time of delivery to the Bank of the reports referred to in the above subsections (1) and (2) deliver to the Bank certificates signed by any individual duly authorized by the Borrower certifying that such individual has reviewed the provisions of this Agreement and stating in his opinion, if such be the fact, that the Borrower has not been and is not in default as to any of the covenants and agreements of the Borrower contained in this Agreement.

         6.8 From time to time, execute and deliver to the Bank all such other and further instruments or documents and take or cause to be taken all such other and further action as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated in this Agreement.

         6.9 Other than its subsidiaries, maintain all of its operating Accounts with the Bank.

         6.10 Conform, adhere to, and observe all covenants and warranties contained in any other agreement between the Bank and the Borrower, or instrument furnished by the Borrower to the Bank.

         6.11 Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

         6.12 Use the proceeds of the Loans only for the purpose intended. The Borrower acknowledges the Loans have been and shall be made available subject to the terms hereof.

         6.13 The Borrower will punctually and promptly make all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations other than the Bank, including, without limitation, indebtedness which may be secured by a security interest in assets of the Borrower or property of the Borrower, and all obligations under the terms of any lease in which the Borrower is the lessee. The provisions of this section shall not preclude the Borrower from contesting in good faith and diligently defending against any such indebtedness or obligation.

         6.14 Pay and/or perform promptly when due all of the Obligations and liabilities of Borrower including, without limitation, the payment of all sales, use, excise, personal property, income, withholding, corporate, franchise, and other taxes, assessments, and governmental charges upon or relating to its ownership or use of any of its assets or its income, or the operation of its business or otherwise for which Borrower is or may be liable except to the extent the same are being diligently contested in good faith and adequate provision has been made for payment and upon such request shall submit to Bank proof satisfactory to Bank that such payments and/or deposits have been made.

         6.15 Pay or cause to be paid when due all amounts necessary to fund in accordance with their terms all such deferred compensation plans, whether now in existence or hereafter created, and the Borrower will not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to, any deferred compensation plan maintained for the benefit of its employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan.

         6.16 Promptly notify Bank if any time (i) a Plan incurs an "accumulated funding deficiency" (as defined in Sections 412(a) of the Code), whether or not waived; (ii) a "reportable event" (within the meaning of Section 4043(b) of ERISA) occurs with respect to a Plan; (iii) Borrower engages in any transaction which violates Section 406 or Section 407 of ERISA or which could result in a liability under Section 409, 501 or 502 of ERISA or Section 4975 of the Code or pursuant to any agreement or statute with respect to liabilities incurred by any person under such sections, which liability could materially affect the financial condition of such Borrower; (iv) Borrower incurs a material liability to the PBGC or to any participant in or beneficiary of a Plan with respect to any Plan; (v) an event occurs or a condition arises which presents a risk of termination of any Plan by the PBGC; (vi) Borrower is notified by the Internal Revenue Service or the Department of Labor that the Plan is not or may not be qualified under Section 401(a) of the Code or that the trust established thereunder is not or may not be exempt from tax under Section 501(a) of the
Code; (vii) any of the following events occurs with respect to any multi-employer plan (as defined in Section 3(37) of ERISA) to which the borrower or any member of a group of commonly controlled trades or businesses within the meaning of Section 414(c) of the Code of which any Borrower is a member or contributes on behalf of its employees: (A) a withdrawal, either complete or partial, from any such plan (within the meaning of Section 4202 or Section 205, respectively, or ERISA) by a Contributing Employer or a decision by the Contributing Employer to withdraw completely or partially from such plan; (B) the termination of any such plan; or (C) the recording of a reorganization index (as defined by Section 4241 of ERISA) in excess of zero by any such plan.







         6.17 (a) Provide the Bank with written notice upon the Borrower's obtaining knowledge of any potential or known release or threat of release of any hazardous material or oil at or from any site owned, occupied, or operated by the Borrower (the Bank acknowledges receipt of notice of the matters contained in Schedule 5.14); upon the Borrower's receipt of any notice to such effect from any federal, state, or other governmental authority; and/or upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss the Borrower may be liable; and (b) in the event of a release of hazardous material or oil, take all such action, including without limitation, the conducting of engineering tests (at the expense of the Borrower) to confirm that no hazardous material or oil is or ever was stored on any site owned, occupied, or operated by the Borrower.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         7.0 Borrower agrees that during the term of this Agreement and so long thereafter as any Obligations remain outstanding, it will not, without the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed:

         7.1 (i) sell or convey all or substantially all of the Borrower's assets, (ii) except for the Acquisition Transaction enter into any merger or consolidation or (iii) effect any reorganization or recapitalization.

         7.2 Create, incur, assume, or suffer to exist, or permit any subsidiary (if any exist) to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

         (1)    Liens in favor of the Bank;

         (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

         (3) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, provided they do not adversely affect the Borrower in a material way;

         (4) Purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement of a capital lease;








         (5)    Permitted Encumbrances, as identified on Schedule 5.9;

         (6) Any Lien existing on any asset of any corporation at the time such corporation becomes a consolidated subsidiary of Borrower;

         (7) Any Lien on any asset of any corporation  existing at the time such
corporation  is  merged  or  consolidated   with  or  into  the  Borrower  or  a
consolidated subsidiary;

         (8) Any Lien existing on any asset prior to the acquisition thereof by the Borrower or a consolidated subsidiary and not created in contemplation of such acquisition;

         7.3 Except with respect to the Acquisition Transaction, redeem any shares of the Borrower, merge or consolidate with (unless it is the survivor corporation) or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person.

         7.4 Create, incur, assume, or suffer to exist, or permit any subsidiary (if at any time existing) to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases, of which the total annual obligation under any such lease is not more than $600,000.

         7.5 Sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of subsidiaries, receivables, and leasehold interests), except: (1) for inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business or (3) in connection with the Acquisition Transaction.

         7.6 Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any subsidiary (if at any time existing) to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any person or entity against loss) for obligations of any person or entity, except (1) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (2) in connection with the Acquisition Transaction; and (3) guaranties of residential real estate mortgages of employees not to exceed $500,000 for any single mortgage and $1,000,000 in the aggregate.







         7.7 Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate, or permit any subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any affiliate, or the making of advances to any affiliates except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such subsidiary than would obtain in a comparable arm's-length transaction with a party not an affiliate.

         7.8 Declare or pay any dividends; or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on or for the purchase, redemption, or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary, except that (1) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower or any subsidiary; (2) the Borrower may declare dividends in an amount sufficient to pay taxes, for profits not distributed, if the Borrower elects S Corporation status; and (3) with the written consent of the Bank, which shall not be unreasonably withheld, the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

         7.9 Except with respect to the Acquisition Transaction, make, or permit any subsidiary to make, any loan or advance to any party (except loans to employees, each of which shall not exceed $50,000 at any time), or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity, except: (1) direct obligations of the United States of any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investor's Service, Inc,; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One Hundred Million ($100,000,000) Dollars; (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business owing to the Borrower or any Subsidiary; and (5) investments made pursuant to the Borrower's investment policy as set forth in Schedule 7.9.







         7.10 Except as otherwise provided above, issue evidence of indebtedness or create, assume, become contingently liable for, or suffer to exist bank debt in addition to Obligations to the Bank; provided, however, that the Borrower may incur liabilities which are incurred or arise in the ordinary course of Borrower's business other than indebtedness arising with respect to money borrowed or the issuance of Standby Letters of Credit for the account of the Borrower both of which shall be prohibited.

         7.11 Sell or otherwise dispose of any shares of capital stock of any subsidiary, except in connection with a transaction permitted under Section 7.3, or permit any subsidiary to issue any additional shares of its capital stock, except director's qualifying shares.

         7.12  Change its name without prior written notification to the Bank.

         7.13 Without prior written notice to the Bank, open or operate any place of business other than those places listed on Schedule 7.13, attached hereto and made a part hereof.

         7.14 Except in connection with the Acquisition Transaction, make any loan, advance, pay any bonus, or grant any extension of credit to any corporation, partnership, person or other entity, except extensions of credit to customers or otherwise in the ordinary course of business.

         7.15 Except in connection with the Acquisition Transaction, make or permit any substantial change in, or cease in whole or in part, its present business, or engage in any other activities apart from its present business.

         7.16 Undertake negative covenants in substance similar to those set forth herein in favor of any other party.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

         8.0 So long as the Note shall remain unpaid or the Bank shall have any commitment under this Agreement:

         (1) The Borrower will maintain Minimum Working Capital of not less than $13,000,000.00 at the end of each calendar quarter.

         (2) The Borrower will maintain at all times a Maximum Debt to Tangible Net Worth ratio of no more than: (i) 2.0:1 by fiscal year end 1997; (ii) 1.75:1 by fiscal year end 1998; and (iii) 1.50:1 by fiscal year end 1999.

         (3) As of June 28, 1997, the Borrower's fourth quarter, the Borrower will maintain a Tangible Net Worth of not less than $13,500,000.00. Thereafter, the Borrower's Tangible Net Worth will increase (as of the end of each of the Borrower's quarters) by a minimum of 40% of the prior quarter's Net Income.








         (4) The Borrower will maintain Minimum Debt Service Coverage defined as the ratio of aggregate Net Income of the Borrower plus aggregate depreciation, plus aggregate amortization, less aggregate Capital Expenditures not financed on a long-term basis to Current Maturities of Long Term Debt of the Borrower of 0.75:1 at fiscal year end 1997, 1.15:1 at fiscal year end 1998, and 1.75:1 at fiscal year end 1999 and thereafter. This covenant shall be tested on a rolling quarterly basis for a four fiscal quarter period.

         (5) The Borrower will not suffer a negative Net Income during any two consecutive quarters.

         (6) The Bank acknowledges that Borrower anticipates writing off research and development costs in fiscal year 1997 and agrees to amend where appropriate the financial covenants in this Article VIII to make them consistent with such write off.

         All of the foregoing covenants shall be tested quarterly beginning June 28, 1997. Notwithstanding the foregoing covenants listed above, the Bank, in its sole discretion may revise such covenants to reflect the in-process research and development write-off in connection with the Acquisition.

         Capitalized terms otherwise not defined herein shall be defined in accordance with GAAP.

                                   ARTICLE IX

                   EVENTS OF DEFAULT, ACCELERATION AND SETOFF

         9.0 The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

         (1) Failure of the Borrower to pay within ten (10) days the principal of, or interest on, the Note as and when due and payable; or

         (2) Any material representation or warranty made or deemed made by the Borrower in this Agreement, or in any of the Loan Documents, or which is contained in any certificate, document, opinion, or financial or other statement furnished at anytime under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (3) The Borrower shall fail to perform or observe any material term, covenant, or agreement contained in any Loan Document (other than the Note) on its part to be performed or observed within twenty (20) days after receipt of notice from the Bank; or






         (4) The Borrower shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Borrower or any interest or premium thereon, when due, subject to any grace or cure period relating to such indebtedness, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), (whether or not related to this transaction or owed to the Bank or another person) or (b) fail to perform or observe any material term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, subject to any grace or cure period relating to such indebtedness, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, unless such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

       (5)  There exists any Breach or Default under:

                   (i) that certain $8,000,000.00 Term Loan Agreement among Bank and Borrower dated December 21, 1995 as amended by that certain Amendment and Ratification of Term Loan Agreement of even date herewith and all documents and certificates executed in connection therewith, including without limitation that certain Term Promissory Note (Market Rate) as of December 21, 1995 delivered by Borrower to Bank;

                   (ii) that certain  $4,983,051,00  Term Loan  Agreement  among
                        Bank and Borrower of even date hereof and all documents and certificates executed in connection therewith, including without limitation, that certain Term Promissory Note (Market Rate) and Term Promissory Note (Prime Rate).

         (6) The Borrower (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall file a petition or application or otherwise commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made; or
(e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any custodianship, receivership, or trusteeship; or







         (7) One or more judgments, decrees, or orders for the payment of money in excess of an aggregate of Ten Thousand ($10,000.00) Dollars in the aggregate shall be rendered against the Borrower or any of their Subsidiaries and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; or

         (8) The service of any process on the Bank attaching by trustee process any assets of the Borrower held by the Bank in an amount greater than $25,000.00; or

         (9) Borrower shall suffer any uninsured material loss, uninsured theft, uninsured substantial damage, to or of any property;

         9.1 If any Event of Default shall occur and continue beyond any grace period provided under this Agreement then or at any time thereafter, Bank may declare all Obligations to be due and payable, without notice except as expressly required, protest, presentment or demand, all of which are hereby expressly waived by Borrower.

         9.2 Simultaneously with the sending of a notice of default Bank shall have the right to setoff any and all deposits or other sums at any time or times credited by or due from Bank to Borrower, whether in a special account or other account or represented by a certificate of deposit, which deposits and other sums shall at all times constitute additional security for the Obligations and may be setoff against all or any part of the Obligations at any time if Borrower is the primary obligor with respect to such Obligations, or, at or after the maturity of Obligations if Borrower is secondary obligor.

                                    ARTICLE X

                               TERM OF AGREEMENT;

         10.0 The term of this Agreement shall commence on the date hereof and shall continue in full force and effect and be binding upon Borrower until the later of the Expiration or all Obligations shall have been fully paid and satisfied.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.0 The failure of Bank at any time or times hereafter to require strict performance by Borrower of any of the provisions, warranties, terms, and conditions contained in this Agreement or in any other agreement, guaranty, note, instrument, now or at any time or times hereafter executed by Borrower and delivered to Bank shall not waive, affect, or diminish any right of Bank at any time or times hereafter to demand strict performance thereof; and no rights of Bank hereunder shall be deemed to have been waived by any act or knowledge of Bank, its agents, officers, or employees unless such waiver is contained in an instrument in writing signed by an officer of Bank and directed to Borrower specifying such waiver. No waiver by Bank of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

         11.1 All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing and mailed or hand delivered:

                If to the Borrower:         Applied Science and Technology,
                                            Inc.
                                            35 Cabot Road
                                            Woburn, MA 01801
                                            ATTN:  John M. Tarrh

                With a copy to:             Neil H. Aronson, Esquire
                                            O'Connor, Broude & Aronson
                                            950 Winter Street
                                            Waltham, MA 02154

                If to the Bank:             State Street Bank and Trust
                                            Company
                                            225 Franklin Street
                                            Boston, MA 02110
                                            ATTN: Suzanne L. Dwyer

                With a copy to:             Bradley W. Snyder, Esquire
                                            Ron M. Hadar, Esquire
                                            Looney & Grossman
                                            101 Arch Street
                                            Boston, MA 02110

or such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.1. All such notices and communication shall be effective when deposited in the mail, addressed as aforesaid, registered or certified mail, return receipt requested, or sent by messenger or overnight courier with a signed receipt, or the date of actual receipt, whichever first occurs.

         11.2 This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or on behalf of the parties hereto.

         11.3 Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. Should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, and furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

         11.4 The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Bank and the Borrower, provided, however, that the Borrower may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed.

         11.5 This Agreement, the Note and all other documents hereunder have been made and delivered in The Commonwealth of Massachusetts and shall be governed by, and construed in all respects in accordance with the laws and decisions of The Commonwealth of Massachusetts and Borrower submits to the Jurisdiction of Massachusetts for all purposes with respect to this Agreement and all other documents hereunder and its relationship with Bank.

         11.6 The Borrower will pay or reimburse the Bank, on demand, for all reasonable expenses (including, without limitation, reasonable counsel fees and expenses) incurred or paid by the Bank in connection with the enforcement by the Bank of its rights as against the Borrower or any other person primarily or secondarily liable to the Bank hereunder or thereunder; and after an Event of Default or demand, for the administration, supervision, protection or realization on any collateral held by the Bank as security for any obligation of the Borrower or any other person primarily or secondarily liable with respect thereto; and in the defense of any action against the Bank with respect to its rights or liabilities hereunder or thereunder. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan documents and the other documents to be delivered under any such Loan documents.

        11.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

        11.8 The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

        11.9 BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY THE BORROWER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS AGREEMENT. BORROWER AND BANK HEREBY KNOWINGLY AND VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT BANK HAS BEEN INDUCED TO ENTER INTO BANK'S LENDING RELATIONSHIP WITH BORROWER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.









        11.10 No delay or omission on Bank's part in exercising any right, remedy or option shall operate as a waiver or such or any other right, remedy or option or of any default.

        11.11 The terms of the Commitment Letter issued by the Bank in connection with the Loan, as modified by the Loan Documents, shall survive the Closing.

        11.12 No provision of this Agreement or the Note or any other Loan document shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any such excess interest is provided for herein or in the Note or any other Loan document, Borrower shall not be obligated to pay such excess, and the right to demand the payment of any excess is hereby waived.

        11.13 Nothing contained herein or in any Loan Document shall affect the terms of any agreements between the Borrower and the Bank with respect to other loans.

        11.14 Any matter disclosed by Borrower in this Agreement or any Schedule hereto, or excepted from any representation, warranty or covenant of Borrower herein, shall be deemed disclosed for all purposes of this Agreement and to be an exception from all such representations, warranties and covenants.

        11.15 In the event the Acquisition Transaction does not close, this Agreement shall be null and void with no further force or effect and no liabilities to the parties hereunder, except the Borrower shall pay the Bank's reasonable legal and processing costs.

                                   ARTICLE XII

                               ASSIGNMENT BY BANK

        12.0 If at any time or times, by assignment or otherwise, Bank transfers or assigns any Obligations and/or security therefor, such transfer shall carry with it the power and rights of Bank under this Agreement with respect to the Obligations and security assigned or transferred and the assignee or transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer or assignment. If and to the extent Bank retains any Obligations or security, Bank shall continue to have the rights and powers herein set forth with respect thereto.

                                  ARTICLE XIII

                                    SECURITY

        13.0 After an Event of Default, the Bank in its sole and absolute discretion may require a security interest in any or all of the Borrower's assets, including without limitation any trademarks, patents, copyrights or other intellectual property (the "Secured Assets"). In the event Bank so requests, the Borrower hereby grants to Bank a security interest in such Secured Assets and the Borrower will execute and deliver to the Bank any writings, UCC Financing Statements, US Patents and Trademark Office Filings and do all things reasonably necessary, effectual or requested by the Bank to create and perfect a security interest in the Secured Assets (the "Security Documents"). A carbon, photographic or other reproduction of this Agreement or any financing statements executed pursuant to the terms hereof shall be sufficient as a financing statement for the purpose of filing with the appropriate authorities.

        13.1 In addition to any other rights provided herein, Documents and the Borrower hereby irrevocably constitutes and appoints the Bank as the Borrower's true and lawful attorney, with full power of substitution, at the sole cost and expense of the Borrower but for the sole benefit of the Bank, to sign and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Bank's security interest. All powers conferred upon the bank by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of the Borrower to the Bank shall remain unpaid.



                     [THIS SECTION INTENTIONALLY LEFT BLANK]



        IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be signed in their name and behalf by an officer or officers, thereunto duly authorized as an instrument under seal as of the day and year first written above.

                                    BORROWER:

                                     APPLIED SCIENCE AND
                                         TECHNOLOGY, INC.


                                     By:____________________________
                                           John M. Tarrh
                                     Its: Senior Vice President and
                                           Chief Financial Officer


                                     BANK:

                                     STATE STREET BANK AND TRUST
                                          COMPANY

                                     By:____________________________

                                     Its:___________________________


                                        ----------------------------
                                        (Print Name)








                             EXHIBITS AND SCHEDULES


2.2(1) LMCS Agreement

2.4      Promissory Note

2.6      Form of Standby Letter of Credit Agreement

2.9      Form Borrowing Base Certificate

5.9      Permitted Encumbrances

5.10     Subsidiaries

5.14     Environmental Matters

5.15     Patents/Licenses/Trademarks

5.16     Debt

7.9      Investment Policy

7.13     Places of Business






                                  SCHEDULE 5.9
                             PERMITTED ENCUMBRANCES





                                  SCHEDULE 5.10
                     SUBSIDIARIES AND AFFILIATES OF BORROWER





                                  SCHEDULE 5.14
                              ENVIRONMENTAL MATTERS





                                  SCHEDULE 5.15
                           PATENTS/LICENSES/TRADEMARKS





                                  SCHEDULE 5.16
                                      DEBT





                                  SCHEDULE 7.9
                                INVESTMENT POLICY





                                  SCHEDULE 7.13
                               PLACES OF BUSINESS